UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000
Los Angeles
California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	REXR	New York Stock Exchange
5.875% Series A Cumulative Redeemable Preferred Stock	REXR-PA	New York Stock Exchange
5.875% Series B Cumulative Redeemable Preferred Stock	REXR-PB	New York Stock Exchange
5.625% Series C Cumulative Redeemable Preferred Stock	REXR-PC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2021, Rexford Industrial Realty, Inc. (the “Company”), through its operating partnership, Rexford Industrial Realty, L.P., of which the Company is the sole general partner (the “Borrower”), exercised an option under its existing credit facility to increase its total revolving credit facilities by $200 million from $500 million to $700 million. The increase in the total revolving credit commitments is being made pursuant to an accordion feature of the Third Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of February 13, 2020, by and among the Company, the Borrower, Bank of America N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein. The Credit Agreement continues to include the accordion feature, which would allow the Borrower, subject to certain terms and conditions set forth in the Credit Agreement, to increase the size of the Credit Agreement by a further $700 million to a maximum of $1.4 billion. In connection with this increase, Goldman Sachs Bank USA, Mizuho Bank, Ltd. and The Bank of Nova Scotia joined the lending group as new lenders pursuant to a joinder agreement (the “Joinder Agreement”). There were no other amendments to the terms of the Credit Agreement.

The foregoing summaries of the Credit Agreement and the Joinder Agreement do not purport to be complete and are qualified in their entirety by references to the Credit Agreement and the Joinder Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01    Other Events.

On June 30, 2021, the Company and the Borrower entered into a second amendment (the “Second Amendment”) to its Credit Agreement dated as of May 22, 2018 (as amended, the “Term Loan Agreement”), among the Company, the Borrower, Capital One, National Association, as administrative agent, sole lead arranger and bookrunner, and the lenders named therein. The Second Amendment provides for, among other things, a reduction of the applicable margin pursuant to which amounts outstanding under the Term Loan Agreement will bear interest. Following the Second Amendment, the applicable Eurodollar rate margin will range from 0.80% to 1.60% per annum and the applicable base rate margin will range from 0.00% to 0.60% per annum, in each case, based on the Company’s credit rating.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

10.1
Third Amended and Restated Credit Agreement, dated as of February 13, 2020, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2020).

10.2	Joinder Agreement to the Third Amended and Restated Credit Agreement, dated as of June 30, 2021, by each of Goldman Sachs Bank USA, Mizuho Bank, Ltd. and The Bank of Nova Scotia.

10.3
Second Amendment to Credit Agreement, dated as of June 30, 2021, among Rexford Industrial Realty, Inc., Rexford Industrial Realty, L.P., Capital One, National Association, as administrative agent and lender, and the other lenders named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.

Dated: July 1, 2021	By:	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer

Rexford Industrial Realty, Inc.

Dated: July 1, 2021	By:	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer